UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 25, 2012
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Upon the recommendation of our Compensation Committee, our Board of Directors has approved certain modifications to the performance goals associated with our annual cash incentive plan for fiscal year 2012, as previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2011.  These modifications reflect the expected impact on our operations and financial performance of unprecedented flooding that forced the suspension of operations in, and caused significant damage to, our Thailand facility and to the disk drive supply chain in Thailand.

The modifications consist of adjustments to the corporate annual free cash flow goal, the corporate earnings before taxes goal and the Disk Drive Components Division’s cost per suspension assembly goal, along with the addition of a goal related to the restoration of operations in Thailand for our Disk Drive Components Division and the substitution of earnings-based payout caps for earnings-based payout preconditions. Apart from these modifications, the annual cash incentive plan continues in effect as previously described.

In connection with the introduction of the Thailand operations-related goal, the weighting of divisional performance goals for our Disk Drive Components Division has been adjusted so that 30% is based on each of that division’s goals relating to market share, cost per suspension assembly and Thailand operations restoration, and 10% continues to be based on fiscal year 2012 revenue related to that division’s precision component manufacturing capabilities.  The earnings-based payout caps that have been introduced provide that no bonus payout above target level may be made unless our company is profitable on a pre-tax basis during fiscal year 2012, and that no bonus payout above threshold level may be made to any of our named executive officers unless our company is profitable on a pre-tax basis during the fourth quarter of fiscal year 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on January 25, 2012.  Of the 23,398,624 shares of our common stock entitled to vote at the meeting, 19,737,520 shares were present at the meeting in person or by proxy.  Our shareholders voted on the following items.

1.	The following individuals designated by our Board of Directors as nominees for director were elected for a one-year term or until a successor has been elected and qualified, with voting as follows:

Nominee	For	Withheld	Broker Non-Vote
Martha Goldberg Aronson	5,935,199	1,733,852	12,068,469
Mark A. Augusti	5,939,097	1,729,954	12,068,469
Wayne M. Fortun	5,884,375	1,784,676	12,068,469
Jeffrey W. Green	5,926,552	1,742,499	12,068,469
Russell Huffer	5,081,818	2,587,233	12,068,469
William T. Monahan	5,058,398	2,610,653	12,068,469
Frank P. Russomanno	6,707,392	961,659	12,068,469
Philip E. Soran	7,087,442	581,609	12,068,469
Thomas R. VerHage	6,245,605	1,423,446	12,068,469

2.	Our shareholders approved a non-binding advisory vote on executive compensation (“Say-on-Pay”), with voting as follows:

For	Against	Abstain	Broker Non-Vote
6,089,934	1,298,023	281,094	12,068,469

3.	Our shareholders approved a term of “One Year” as the non-binding advisory recommendation for the frequency of Say-on-Pay votes, with voting as follows:

One Year	Two Years	Three Years	Abstain
7,315,933	76,256	157,116	119,746

4.	Our shareholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012, with voting as follows:

For	Against	Abstain	Broker Non-Vote
19,363,642	344,958	28,920	0

Our Board of Directors has determined to include a non-binding advisory vote on executive compensation at each Annual Meeting of Shareholders until the next vote is held regarding the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: January 26, 2012	/s/ David P. Radloff David P. Radloff Vice President and Chief Financial Officer